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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the IMC Global Inc. Amended and Restated 1988 Stock Option and Award Plan of our report dated January 28, 1999 with respect to the consolidated financial statements of IMC Global Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998.


/s/ Ernst & Young LLP
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ERNST & YOUNG LLP
Chicago, Illinois
June 14, 1999